EXHIBIT (m)(4)

                                     FORM OF
                                   FORUM FUNDS
                                DISTRIBUTION PLAN

                               September __, 2002


         This Distribution Plan (the "Plan") is adopted by Forum Funds (the "Trust") with respect to the Funds and classes thereof listed in Appendix A (individually a "Fund," collectively the "Funds") in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act").

         SECTION 1.  DISTRIBUTOR

         The Trust has entered into a Distribution Agreement (the "Agreement") with Forum Fund Services, LLC ("Forum") whereby Forum acts as principal underwriter of the Funds.

         SECTION 2.  PAYMENTS

         (a) As compensation for Forum's distribution and service activities with respect to A Shares of each Fund, the Trust shall pay Forum a fee at an annual rate of 0.25% of the average daily net assets of the A Shares of each Fund. As compensation for Forum's distribution and service activities with respect to B Shares and C Shares of BrownIA Small-Cap Growth Fund, the Trust shall pay Forum a fee at an annual rate of 0.75% of the average daily net assets of each class. Payments include any compensation paid by the Trust to Forum under this Plan (the "Payments"). The Payments shall be accrued daily and paid monthly or at such other interval, as the Trust's Board of Trustees ("Board") shall determine.

         (b) On behalf of the Trust, as principal underwriter of each Fund, Forum may spend such amounts and incur such expenses as it deems appropriate or necessary on any activities primarily intended to result in the sale of the each Fund class specified in Appendix A (each a "Class") (distribution activities) or for the servicing and maintenance of shareholder accounts of each Class (service activities); provided, however that: (i) any agreement entered into pursuant to
Section 4 hereof shall apportion the payments made under the agreement between distribution and service activities and (ii) a Class shall not directly or indirectly pay any amounts, whether Payments or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc. ("NASD").

         (c) For purposes of the Plan, service activities shall mean any activities covered by the definition of "service fee" contained in the NASD's Rules of Fair Practice, as amended from time to time, and distribution activities shall mean any activities in connection with Forum's performance of its obligations under the Plan or the Agreement that are not deemed service activities.


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         SECTION 3.  DISTRIBUTION AND SERVICE ACTIVITIES

         Distribution and service activities include: (i) any sales, marketing and other activities primarily intended to result in the sale of shares of a Class and (ii) responding to a Class' shareholder inquiries regarding the corresponding Fund's investment objective, policies and other operational features. Expenses for such activities include compensation to employees, and expenses, including overhead and telephone and other communication expenses, of Forum and various financial institutions or other persons who engage in or support the distribution of shares of a Class, or who respond to a Class' shareholder inquiries regarding the corresponding Fund's operations; ___ the incremental costs of printing ___ (excluding ___ typesetting) and distributing prospectuses, statements of additional information, annual reports and other periodic reports for use in connection with the offering or sale of a Class to any prospective investors; and the costs of preparing, printing and distributing sales literature and advertising materials used by Forum or others in connection with the offering of shares of a Class for sale to the public.

         SECTION 4.  MARKETING AND SERVICE AGREEMENTS

         Pursuant to agreements the form of which shall be approved by the Board ("Agreements"), Forum may pay any or all amounts of the Payments to other persons ("Service Providers") for any distribution or service activity. Each Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with the investment in shares of a Class by its customers: (i) will be disclosed by the Service Provider to its customers; (ii) will be authorized by its customers; and (iii) will not result in an excessive fee to the Service Provider. Each Agreement shall provide that, in the event an issue pertaining to the Plan is submitted for shareholder approval, the Service Provider will vote any shares held for its own account in the same proportion as the vote of those shares held for the accounts of the Service Provider's customers.

         SECTION 5.  REVIEW AND RECORDS

         (a) Forum shall prepare and furnish to the Board, and the Board shall review at least quarterly, written reports setting forth all amounts expended under the Plan by the Trust and Forum and identifying the activities for which the expenditures were made.

         (b) The Trust shall preserve copies of the Plan, each agreement related to the Plan and each report prepared and furnished pursuant to this Section in accordance with Rule 12b-1 under the Act.

         SECTION 6.  EFFECTIVENESS; DURATION; AND TERMINATION

         With respect to a Class:

         (a) The Plan shall become effective with respect to the Class upon approval by: (i) a vote of at least a majority of the outstanding voting securities of that Class and (ii) the Board, including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (the "Qualified Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on approval of the Plan.

         (b) The Plan shall remain in effect with respect to a Class for a period of one year from the date of its effectiveness for that class, unless earlier terminated in accordance with this Section, and thereafter shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually by the Board and a majority of the Qualified Trustees pursuant to a vote cast in person at a meeting called for the purpose of voting on continuance of the Plan.

         (c) The Plan may be terminated with respect to a Class without penalty at any time by a vote of: (i) a majority of the Qualified Trustees or (ii) a vote of a majority of the outstanding voting securities of that Class.


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         SECTION 7.  AMENDMENT

         The Plan may be amended at any time by the Board, provided that: (i) any material amendments to the Plan shall be effective only upon approval of the Board and a majority of the Qualified Trustees pursuant to a vote cast in person at a meeting called for the purpose of voting on the amendment to the Plan and
(ii) any amendment which increases materially the amount which may be spent by the Trust pursuant to the Plan with respect to any Class shall be effective only upon the additional approval a majority of the outstanding voting securities of that Class.

         SECTION 8.  NOMINATION OF DISINTERESTED TRUSTEES

         While the Plan is in effect, the trustees of the Trust who are not interested persons of the Trust shall select and nominate any such disinterested trustee.

         SECTION 9.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Fund under the Plan, and the Distributor agrees that, in asserting any rights or claims under this Plan, it shall look only to the assets and property of the Trust or the Fund to which the Distributor's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Fund.

         SECTION 10.  MISCELLANEOUS

         (a) The terms "majority of the outstanding voting securities "and" interested person" shall have the meanings ascribed thereto in the Act.

         (b) If any provision of the Plan shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.


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                                     FORM OF

                                   FORUM FUNDS
                                DISTRIBUTION PLAN

                                   APPENDIX A



                BrownIA Short-Intermediate Income Fund - A Shares BrownIA
                    Small-Cap Growth Fund - A Shares BrownIA Small-Cap Growth Fund - B Shares BrownIA Small-Cap Growth Fund - C Shares


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                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN

                                 April 26, 2001
                             As Amended May 13, 2002


         This Plan is adopted by Forum Funds (the "Trust") pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "Act") in order to document the separate arrangements and expense allocations of each class of shares of beneficial interest (each a "Class", collectively the "Classes") of each of the series of the Trust identified in Appendix A (the "Fund") and the related exchange privileges.

         SECTION 1.  CLASS DESIGNATIONS

         The types of Classes of the Fund are: "Intermediary Shares," "A Shares," "B Shares," and "C Shares." Each Class has a different arrangement for shareholder services or distribution or both, as follows:

         (a) INTERMEDIARY ___ SHARES. Are offered with no sales charges or distribution expenses and are not subject to a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable prospectus).

         (b) A SHARES. Are offered with a sales charges and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable prospectus).

         (c) B SHARES. Are offered with no initial sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable ___ prospectus). Redemptions are subject to a 5.75% deferred sales charge if made within the first year of purchase, declining to 0% if liquidated in excess of 6 years of purchase. B Shares will automatically convert to A Shares 8 years from the end of the calendar month in which the B Shares were issued. For purposes of conversion, the Fund will consider B Shares purchased through the reinvestment of distributions to be held in a separate sub-account. Each time any B Shares in an investor account (other than those in the sub-account) ___ convert, ___ a corresponding pro rata portion of the shares in the sub-account will also convert. The Fund may suspend the conversion feature at any time.

         (d) C SHARES. Are offered with no initial sales charge and are subject to a distribution plan adopted in accordance with Rule 12b-1 under the Act and a shareholder service plan. The investment minimum is $3,000 (subject to certain reductions for investment through an Individual Retirement Account or a systematic investment plan as described in the applicable ___ prospectus). Redemptions are subject to a 1.00% deferred sales charge if made within the first year of purchase.

         SECTION 2.  VOTING

         Each Class shall have exclusive voting rights on any matter submitted to a shareholder vote that relates solely to the Class' arrangement for shareholder services or distribution and each Class shall have separate voting rights with respect to any matter submitted to a shareholder vote in which the interests of one Class differ from the interests of another Class.


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         SECTION 3.  CLASS EXPENSE ALLOCATIONS

         (a) DISTRIBUTION EXPENSES. All expenses incurred under a Class's distribution plan adopted in accordance with Rule 12b-1 under the Act shall be allocated to that Class.

         (b) SHAREHOLDER SERVICE EXPENSES. All expenses incurred under a Class's shareholder service plan shall be allocated to that Class.

         (c) OTHER CLASS EXPENSES. The following expenses, which are incurred by Classes in different amounts or reflect differences in the amount or kind of services that different Classes receive (collectively with expenses under Sections 3(a) and 3(b), "Class Expenses"), shall be allocated to the Class that incurred the expenses to the extent practicable:

        (i) _____ Administration and transfer agent fees and expenses; (ii) Litigation, legal and audit fees; (iii) State and foreign securities registration or other filing fees; (iv) Shareholder report expenses; (v) Trustee fees and expenses; (vi) Preparation, printing and related fees and expenses for proxy
                statements   and,   with   respect   to  current   shareholders,
                prospectuses and statements of additional information;
        (vii) ___ Expenses incurred in connection with shareholder meetings; and
        (viii) Subject to approval by the Trustees, such other fees and expenses as Forum Administrative Services, LLC ___ ("Forum"), pursuant to Rule 18f-3, deems to be allocable to specified Classes.

         (d) CLASS EXPENSE ALLOCATIONS. Class Expenses are to be borne solely by the Class to which they relate. Item (i) of Section 3(c) in its entirety is incurred by the Fund on a Class by Class basis and, accordingly, is wholly allocated to specific Classes. All fees of a Fund's investment adviser and custodian and all portfolio based fees of the Fund's fund accountant are incurred by the Fund and not the individual Classes of the Fund. All other items in Section 3(c) are allocated to a specific Class to the extent they are attributable to the Classes in different amounts.

         SECTION 4.  OTHER ALLOCATIONS AND WAIVERS/REIMBURSEMENTS

         (a) EXPENSES APPLICABLE TO MORE THAN ONE FUND. Expenses (other than Class Expenses) incurred by the Trust on behalf of the Fund shall be allocated to the Fund and expenses (other than Class Expenses) incurred by the Trust on behalf of more than one Trust series shall be allocated among the Trust series that incurred the expenses based on the net asset values of the series in relation to the net asset value of all series to which the expense relates.

         (b) SETTLED SHARES METHOD Income, realized and unrealized capital gains and losses and expenses other than Class Expenses related to the Fund shall be allocated to each Class of the Fund based on the net asset value of the Class (excluding the value of subscriptions receivable) in relation to the net asset value of the Fund.

         (c) WAIVERS AND REIMBURSEMENTS. Nothing in this Plan shall be construed as limiting the ability of any person to waive any fee paid by the Fund or Class to that person or to reimburse any or all expenses of the Fund or Class; provided, however, that no waiver or reimbursement shall be made such that the waiver or reimbursement is, in effect, a DE FACTO modification of the fees provided for in the Fund's advisory or custody agreements.

         SECTION 5.  EXCHANGE PRIVILEGES

         Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund listed in Appendix A in accordance with Section 11(a) of the Act, the rules thereunder and the requirements of the applicable prospectuses without charge.


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         SECTION 6.  AMENDMENTS AND BOARD REVIEW

         (a) NON-MATERIAL AMENDMENTS. Non-material amendments to this Plan may be made at any time by the Trustees of the Trust after consultation with the applicable Fund's investment adviser.

         (b) MATERIAL AMENDMENTS. Material amendments to this Plan may only be made by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust as defined by the Act, upon a finding that the amendment is in the best interests of the Classes affected by the amendment and of the Fund and the Trust. Prior to any material amendment to this Plan, the Board of Trustees (the "Board") shall request such information as may be reasonably necessary to evaluate the Plan as proposed to be amended.

         (c) BOARD REVIEW. The Board, including a majority of those Trustees who are not interested persons of the Trust as defined in the Act, shall review periodically (i) this Plan for its continuing appropriateness and (ii) any fee waivers and expense reimbursements to determine that the Funds are in compliance with Section 4(c).


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                                   FORUM FUNDS
                          MULTICLASS (RULE 18F-3) PLAN
                                   APPENDIX A:

                          FUNDS AND EXCHANGE PRIVILEGES
                               As of May 13, 2001

------------------------------------- --------------------------------------- ----------------------------------------
Class                                                  Fund                           Exchange Privileges(a)
------------------------------------- --------------------------------------- ----------------------------------------
Intermediary Shares                   o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust
------------------------------------- --------------------------------------- ----------------------------------------
A Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund
------------------------------------- --------------------------------------- ----------------------------------------
B Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund
------------------------------------- --------------------------------------- ----------------------------------------
C Shares                              o        Shaker Fund                    o    Investor Shares of any Money
                                                                                   Fund of the Trust except Daily
                                                                                   Assets Treasury Obligations Fund
------------------------------------- --------------------------------------- ----------------------------------------

(a) Money Funds are: (i) Daily Assets Treasury Obligations Fund, (ii) Daily Assets Government Fund, (iii) Daily Assets Government Obligations Fund, and (iv) Daily Assets Cash Fund.


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